Exhibit 99.1

News Release

For Information Contact:	Media:	Investor Relations:
	David Bruce (305) 500-4999	Bob Brunn (305) 500-4053

RYDER APPOINTS PRICEWATERHOUSECOOPERS
AS ITS AUDITOR FOR 2006
- KPMG to Continue as Company’s Auditor for 2005 -

MIAMI, September 26, 2005 – Ryder System, Inc. (NYSE: R) announced today that it has appointed PricewaterhouseCoopers LLP (PwC) to serve as the Company’s independent auditor effective for the fiscal year beginning January 1, 2006. PwC replaces KPMG LLP (KPMG) which will be retained to complete the fiscal year 2005 audit.

In early 2005, the Company’s Audit Committee decided, in accordance with good corporate governance practices, to undertake a thorough assessment of each of the four major accounting firms prior to selecting an auditor for 2006. After conducting an extensive evaluation process, the Audit Committee selected PwC based on the firm’s audit approach, reputation, transportation expertise and competitive pricing. The change was not the result of any disagreement between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

“The Audit Committee is pleased with the results of the evaluation process and the selection of PwC as the Company’s auditor for 2006. Ryder has had a long and very satisfying audit relationship with KPMG and we want to thank them for their service to the Company over the years,” stated Gene Renna, the Chair of Ryder’s Audit Committee.

Tracy Leinbach, Ryder’s Chief Financial Officer, said, “I look forward to working with PwC in the upcoming months as they transition into their new position.” Ms. Leinbach, who previously announced her intent to retire from the Company during the first quarter of 2006 to pursue personal endeavors, will continue as CFO through the close of the 2005 fiscal year and is committed to overseeing the transition process as PwC prepares to assume auditor responsibilities.

About Ryder

Ryder is a Fortune 500 company providing leading-edge transportation, logistics and supply chain management solutions worldwide. Ryder’s stock (NYSE:R) is a component of the Dow Jones Transportation Average and the Standard & Poor’s 500 Index. For more information about Ryder System, Inc., visit www.ryder.com.

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Note Regarding Forward-Looking Statements: Certain statements and information included in this presentation are “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, our ability to obtain adequate profit margins for our services, our inability to maintain current pricing levels due to customer acceptance or competition, customer retention levels, unexpected volume declines, loss of key customers in the Supply Chain Solutions segment, the possibility that changes in customers’ business environments will limit their ability to commit to long-term vehicle leases, changes in market conditions affecting the commercial rental market or the sale of used vehicles, increased competition from vehicle manufacturers and large service providers, higher borrowing costs and possible decreases in available funding sources caused by adverse changes in debt ratings, changes in accounting assumptions, adequacy of accounting accruals, changes in general economic conditions, availability of heavy- and medium-duty vehicles, increases in fuel prices, availability of qualified drivers, the Company’s ability to create operating synergies in connection with its acquisitions, our ability to manage our cost structure and changes in government regulations, including regulations regarding vehicle emissions, drivers’ hours of service and security regulations issued by the Department of Homeland Security. The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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